Exhibit (h)(43)

FORM OF AMENDED AND RESTATED SCHEDULE A

TO THE CO-ADMINISTRATION AGREEMENT

BY AND BETWEEN NORTHERN FUNDS,

NORTHERN TRUST INVESTMENTS, N.A. AND

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

(FORMERLY NAMED PFPC INC.)

DATED JULY 31, 2000

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of                     , 2008:

Money Market Fund	High Yield Municipal Fund
U.S. Government Money Market Fund	High Yield Fixed Income Fund
Municipal Money Market Fund	Global Fixed Income Fund
U.S. Government Select Money Market Fund	Small Cap Growth Fund
California Municipal Money Market Fund	Large Cap Value Fund
U.S. Government Fund	International Growth Equity Fund
Fixed Income Fund	International Equity Index Fund
Intermediate Tax-Exempt Fund	Mid Cap Index Fund
Tax-Exempt Fund	Enhanced Large Cap Fund
Income Equity Fund	Emerging Markets Equity Fund
Growth Equity Fund	Multi-Manager Mid Cap Fund
Select Equity Fund	Multi-Manager Small Cap Fund
Small Cap Value Fund	Multi-Manager International Equity Fund
Technology Fund	Global Real Estate Index Fund
Stock Index Fund	Bond Index Fund
Short-Intermediate U.S. Government Fund	Multi-Manager Large Cap Fund
California Intermediate Tax-Exempt Fund	Short-Intermediate Tax-Exempt Fund
Arizona Tax-Exempt Fund	Global Sustainability Index Fund
California Tax-Exempt Fund	Developed International Small Cap Index Fund
Small Cap Index Fund	Multi-Manager Emerging Markets Equity Fund
Mid Cap Growth Fund	Multi-Manager Global Real Estate Fund

All signatures need not appear on the same copy of this Amended and Restated Schedule A.

NORTHERN FUNDS	NORTHERN TRUST INVESTMENTS, N.A.

By:	By:
Title:	Title:

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:
Title: